Exhibit 99.1

FOR IMMEDIATE RELEASE

DAYSTAR TECHNOLOGIES COMPLETES $15 MILLION FINANCING

Halfmoon, NY – (PR Newswire) – May 25, 2006 – DayStar Technologies, Inc. (NASDAQ: DSTI), a developer and manufacturer of innovative Photovoltaic Foil™ products, today announced completion of a $15,000,000 institutional private placement. The proceeds of this financing will advance the Company’s recently announced execution strategy.

Dr. John Tuttle, DayStar’s Chairman and CEO, stated, “We greatly appreciate the tremendous vote of confidence in DayStar that this financing represents from our new institutional investor. The capital infusion fulfills part of DayStar’s overall financing strategy and supports our recently announced execution plans. Achieving this financing milestone will provide for the rapid launch of our manufacturing expansion program and enables us to progress towards meeting our near term strategic objectives.”

The Senior Convertible Debenture issued in the financing carries an interest rate of 7.5% and is convertible into DSTI common stock at $11.50 per share. Subject to certain conditions, the Company may elect to make installment payments in cash or stock priced at a 13.5% discount to the 5-day Volume Weighted Average Price of DSTI common stock prior to the installment payment date. The Company also issued warrants to purchase common stock that are fully exercisable at $12.65 per share six months from today’s date and will expire in May 2011.

Pursuant to the terms of the private placement, the Company is required to file a shelf registration statement with the Securities and Exchange Commission within 30 days after today’s date, registering the resale of the common stock issuable upon conversion of the Debenture and exercise of the related warrants. The securities issued in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from such registration requirements. Further description of this financing transaction and copies of the executed documents will be found in the Company’s filing with the SEC on Form 8-K.

The Debenture is repayable in eight equal installments beginning two weeks after the registration statement filed with the SEC becomes effective or the four month anniversary of the closing, whichever occurs first. The investor has the option to defer or accelerate payments or extend the maturity date of the Debenture in certain circumstances. The Company has the right to force conversion of the Debenture into shares of DSTI common stock based on the performance of the Company’s common stock. If the Company forces conversion of the Debenture, an additional warrant will be issued to purchase additional shares of common stock, based on a percentage of the amount of the Debenture converted and the price at which it is converted.

The Company will seek shareholder approval of this transaction within the next six months. Until shareholder approval is received, the Company will be restricted from issuing greater than 19.99% of the shares of common stock pursuant to this transaction. If shareholder approval is received, the maximum number of shares that the Company may issue pursuant to the Debenture will be limited to 30% of the outstanding shares of common stock.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is an emerging leader in low cost, high efficiency Photovoltaic Foil™ that converts sunlight into energy. The Company manufactures CIGS solar cells, which are deposited on flexible metal foils using production processes adapted from computer component manufacturing. As an alternative to wafer-silicon solar cells, DayStar believes the unique combination of its CIGS solar cell design coupled with proprietary manufacturing processes on flexible metal substrates could substantially lower costs and remove deployment barriers currently limiting large adoption of solar energy. For more information on the Company, please visit http://www.daystartech.com.

SAFE HARBOR STATEMENT: This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future, “ “plan” or “planned, “ “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks that our products may not achieve customer acceptance or that they will not perform as expected, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and DayStar Technologies, Inc. undertakes no obligation to update such statements.

FOR MEDIA RELATIONS INQUIRIES, PLEASE CONTACT

Erica Dart, Sawchuk, Brown Associates

518-462-0318 or via email darte@sawchukbrown.com

FOR INVESTOR RELATIONS INFORMATION, PLEASE CONTACT

Dodi Handy, Elite Financial Communications Group

407-585-1080 or via email dsti@efcg.net